Exhibit 3.1

OFFICE OF THE SECRETARY OF STATE

OF THE STATE OF COLORADO

CERTIFICATE OF DOCUMENT FILED

I,       Jena Griswold       , as the Secretary of State of the State of Colorado, hereby certify that, according to the records of this office, the attached document is a true and complete copy of the

Articles of Amendment

with Document # 20231461201 of

Alpha Energy, Inc.

Colorado Corporation

(Entity ID # 20131559040 )

consisting of       2       pages.

This certificate reflects facts established or disclosed by documents delivered to this office on paper through 04/21/2023 that have been posted, and by documents delivered to this office electronically through 04/27/2023@ 13:15:32.

I have affixed hereto the Great Seal of the State of Colorado and duly generated, executed, and issued this official certificate at Denver, Colorado on 04/27/2023 @ 13:15:32 in accordance with applicable law. This certificate is assigned Confirmation Number 14915238         .

*********************************************End of Certificate*******************************************

Notice: A certificate issued electronically from the Colorado Secretary of State’s website is fully and immediately valid and effective. However, as an option, the issuance and validity of a certificate obtained electronically may be established by visiting the Validate a Certificate page of the Secretary of State’s website, https://www.coloradosos.gov/biz/CertificateSearchCriteria.do entering the certificate’s confirmation number displayed on the certificate, and following the instructions displayed. Confirming the issuance of a certificate is merely optional and is not necessary to the valid and effective issuance of a certificate. For more information, visit our website, https://www.coloradosos.gov click “Businesses, trademarks, trade names” and select “Frequently Asked Questions.”

Document must be filed electronically. Paper documents are not accepted. Fees & forms are subject to change. For more information or to print copies of filed documents, visit www.coloradosos.gov.	Colorado Secretary of State Date and Time: 04/27/2023 01:10 PM ID Number: 20131559040 Document number: 20231461201 Amount Paid: $25.00

ABOVE SPACE FOR OFFICE USE ONLY

Articles of Amendment

filed pursuant to §7-90-301, et seq. and §7-110-106 of the Colorado Revised Statutes (C.R.S.)

1.	For the entity, its ID number and entity name are

ID number	20131559040
(Colorado Secretary of State ID number)

Entity name	Alpha Energy, Inc.

2. The new entity name (if applicable) is	Truleum, Inc.

3.	(If the following statement applies, adopt the statement by marking the box and include an attachment.)

☐ This document contains additional amendments or other information.

4.	If the amendment provides for an exchange, reclassification or cancellation of issued shares, the attachment states the provisions for implementing the amendment.

5.	(Caution: Leave blank if the document does not have a delayed effective date. Stating a delayed effective date has significant legal consequences. Read instructions before entering a date.)

(If the following statement applies, adopt the statement by entering a date and, if applicable, time using the required format.)

The delayed effective date and, if applicable, time of this document is/are 05/22/2023              .

                                                                                                                                  (mm/dd/yyyy hour:minute am/pm)

Notice:

Causing this document to be delivered to the Secretary of State for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that such document is such individual's act and deed, or that such individual in good faith believes such document is the act and deed of the person on whose behalf such individual is causing such document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S. and, if applicable, the constituent documents and the organic statutes, and that such individual in good faith believes the facts stated in such document are true and such document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the Secretary of State, whether or not such individual is identified in this document as one who has caused it to be delivered.

6.	The true name and mailing address of the individual causing the document to be delivered for

(If the following statement applies, adopt the statement by marking the box and include an attachment.)

☐ This document contains the true name and mailing address of one or more additional individuals causing the document to be delivered for filing.

Disclaimer:

This form/cover sheet, and any related instructions, are not intended to provide legal, business or tax advice, and are furnished without representation or warranty. While this form/cover sheet is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form/cover sheet. Questions should be addressed to the user’s legal, business or tax advisor(s).